EXHIBIT 4.36.1

              FIRST AMENDMENT TO SERIES CC PREFERRED STOCK PURCHASE
                                    AGREEMENT
                                       AND
               AMENDMENT TO AMENDED REGISTRATION RIGHTS AGREEMENT


THIS AMENDMENT (this "Amendment") is dated effective as of April 24, 2001 (the "Effective Date"), by and among VALUESTAR CORPORATION, a Colorado corporation (the "Company"), eCOMPANIES VENTURE GROUP, L.P., a _________ limited partnership, FIRST DATA MERCHANT SERVICES CORPORATION, a Florida corporation, HULL CAPITAL CORP. PROFIT SHARING PLAN AND TRUST, HULL OVERSEAS LTD., a ___________ corporation, J.M. HULL ASSOCIATES, LP, a _________ limited partnership, C.E. UNTERBERG, TOWBIN CAPITAL PARTNERS I, LP, a _________ limited partnership, DAVRIC CORPORATION, a ___________ corporation, PALERMO TRUST, SUNRISE MANAGEMENT, INC. PROFIT SHARING PLAN, and DUCK PARTNERS, LP, a _________ limited partnership, individually a "Shareholder," and collectively, all such individuals and entities, the "Shareholders").


                                     RECITAL

         WHEREAS, the Corporation has represented to the holders of Series CC Stock that it will authorize additional shares of Common Stock and file with the SEC a proxy or information statement by April 30, 2001, and due to financing delays it may not be in the best interests of the Corporation or the holders of Series CC Stock to amend and file prior to the completion of financing plans by the Corporation;

         WHEREAS, the Corporation has covenanted with the holders of Series CC Stock and Series CC Warrants that it will reserve a sufficient number of shares of its Common Stock for issuance upon conversion of all shares of Series CC Stock and Series CC Warrants, including but not limited to any accrued dividends thereon, together with such additional shares of Common Stock as are necessary in the event of any adjustment to the conversion ratio of the Series CC Stock under the Corporation's Certificate of Designation for the Series CC Stock, and any amendments and restatements thereto,

         WHEREAS, following the issuance of shares of Common Stock in connection with the sale and issuance of certain bridge notes, the Corporation may not have sufficient shares reserved of its authorized and unissued shares of Common Stock for issuance to the holders of Series CC Stock and Series CC Warrants as described above; and

         WHEREAS, pursuant to paragraph 2.1 of the September 14, 2000 Registration Rights Agreement as amended by the First Amended Registration Rights Agreement dated January 4, 2001 (the "Registration Rights Agreement"), the Corporation represented that it would use its best efforts to prepare and file with the Commission a Registration Statement on Form S-3 within 120 days following the Initial Closing, and the Corporation believes that it would not be in the best interests of the Corporation or of the holders of the Series CC stock to do so until the planned financing is completed.

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


         NOW, THEREFORE, in consideration of the Company's sale of certain securities in accordance with the terms and provisions set forth in that certain Bridge Loan and Common Stock Purchase Agreement dated April 24, 2001 (the "BL Purchase Agreement"), a copy of which (together with all exhibits) each Holder acknowledges receiving, the undersigned desire to amend certain agreements, more fully described hereinafter, in accordance with the terms set forth in this Agreement.

         1. The April 30, 2001 date in Section 8.2 of the Series CC Purchase Agreement dated January 4, 2001 is hereby amended and extended to May 31, 2001 and the maximum number of shares of common stock of the Corporation referenced in that same paragraph that may be authorized is increased from 100,000,000 shares of Common Stock to 210,000,000 shares of Common and Preferred Stock.

         2. In consideration of the purchase of Bridge Loan Promissory Notes and Common Stock by the purchasers thereof, the undersigned, on behalf of all holders of Series CC Stock, until such time that the authorized number of shares of Common Stock and Preferred Stock is increased as contemplated by Section 1 hereof, hereby waive compliance by the Company of any and all covenants specified in the Series CC Purchase Agreement that the Company reserve a sufficient number of shares of its Common Stock for issuance upon conversion of all shares of Series CC Stock and Series CC Warrants, including but not limited to any accrued dividends thereon, together with such additional shares of Common Stock as are necessary in the event of any adjustment to the conversion ratio of the Series CC Stock under the Company's Certificate of Designation for the Series CC Stock, and any amendments and restatements thereto.

         3. The reference in paragraph 2.1(a) of the Registration Rights Agreement to "within 120 days following the Initial Closing" is amended to "by June 30, 2001" so that the opening line of 2.1(a) reads:

                  "(a) by June 30, 2001, use its best efforts to prepare and file with the Commission a Registration Statement on Form S-3 . . . [remainder of paragraph unchanged].

         4. This Amendment may be signed in one or more counterparts and by facsimile signature, each of which is an original, and all of which shall be deemed one instrument.


                                         CORPORATION:

                                         VALUESTAR CORPORATION

                                         By: /s/ JAMES STEIN
                                             ---------------
                                         Name: James Stein
                                         Its: President and Chief Executive
                                              Officer

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


                                 SIGNATURE PAGES
                                       TO
              FIRST AMENDMENT TO SERIES CC PREFERRED STOCK PURCHASE
                                   AGREEMENT
                                       AND
               AMENDMENT TO AMENDED REGISTRATION RIGHTS AGREEMENT


                                         eCOMPANIES VENTURE GROUP, L.P.

                                         By: /s/ STEVEN LEDGER
                                             -----------------
                                         Name:  Steven Ledger
                                         Its:   Managing General Partner


                                         FIRST DATA MERCHANT SERVICES
                                         CORPORATION

                                         By: /s/ JOSEPH MULLIN
                                             -----------------
                                         Name:    Joseph Mullin
                                         Title:   Assistant Secretary


                                         HULL CAPITAL CORP. PROFIT
                                         SHARING PLAN AND TRUST

                                         By: /s/ J. MITCHELL HULL
                                             --------------------
                                         Name:  J. Mitchell Hull
                                         Title:


                                         HULL OVERSEAS LTD.

                                         By: /s/ J. MITCHELL HULL
                                             --------------------
                                         Name:  J. Mitchell Hull
                                         Title:


                                         J.M. HULL ASSOCIATES, LP

                                         By: /s/ J. MITCHELL HULL
                                             --------------------
                                         Name:  J. Mitchell Hull
                                         Title:

                                 SIGNATURE PAGES
                                       TO
              FIRST AMENDMENT TO SERIES CC PREFERRED STOCK PURCHASE
                                    AGREEMENT
                                       AND
               AMENDMENT TO AMENDED REGISTRATION RIGHTS AGREEMENT


                                         C.E. Unterberg, Towbin Capital Partners
                                         I, LP

                                         By: /s/ ROBERT MATLUCK
                                             ------------------
                                         Name:  Robert Matluck
                                         Title: A Managing Member of the GP


                                         Davric Corporation

                                         By: /s/ JERRY E. POLIS
                                             ------------------
                                         Name:  Jerry E. Polis
                                         Title: President


                                         Palermo Trust

                                         By: /s/ JAMES A. BARNES
                                             -------------------
                                         Name:
                                         Title: TRUSTEE


                                         Sunrise Management, Inc. Profit Sharing
                                         Plan

                                         By: /s/ JAMES A. BARNES
                                             -------------------
                                         Name:
                                         Title: TRUSTEE


                                         Duck Partners, LP

                                         By: /s/ J. MITCHELL HULL
                                             --------------------
                                         Name:  J. Mitchell Hull
                                         Title:

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